Exhibit 4.1

EXECUTION VERSION

AVADEL FINANCE CAYMAN LIMITED,
as Notes Issuer

AND

AVADEL PHARMACEUTICALS PLC,
as Guarantor

AND

THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE

Dated as of April 4, 2022

4.50% Exchangeable Senior Notes due 2023

i

(continued)

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INDENTURE dated as of April 4, 2022 among AVADEL FINANCE CAYMAN LIMITED, a Cayman Islands exempted company limited by shares, as issuer (the “Company,” as more fully set forth in Section 1.01), AVADEL PHARMACEUTICALS PLC, a public limited company incorporated under the laws of the Republic of Ireland, as guarantor (“Avadel,” as more fully set forth in Section 1.01) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.50% Exchangeable Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $117,375,000, and Avadel has duly authorized its issuance of the Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and Avadel have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligation of each of the Company and Avadel, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and Avadel covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01.             Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing, as of the date of this Indenture, one Ordinary Share.

“ADS Custodian” means the “Custodian” as defined in the Deposit Agreement.

“ADS Depositary” means The Bank of New York Mellon, as depositary for the ADSs, or any successor under the Deposit Agreement.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Law” shall have the meaning specified in Section 4.13.

“Authorized Officers” shall have the meaning specified in Section 18.03.

“Avadel” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code (or any successor thereto) or any similar bankruptcy, insolvency or other U.S. federal or state law, or similar foreign law (including under Cayman Islands or Irish law), for the relief of debtors, whether now or hereafter in effect.

“Benefited Party” shall have the meaning specified in Section 13.01(b).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, with respect to the Company or Avadel, the board of directors of the Company or Avadel, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Avadel, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than (a) a Saturday, (b) a Sunday, (c) a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or (d) solely for purposes of Section 18.07, a day on which banking institutions in the location of the Trustee or Paying Agent, as the case may be, are authorized or required by law to close.

“Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any indebtedness in respect of a capital lease being the capitalized amount of the obligations under such capital lease determined in accordance with GAAP).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; but excluding from all of the foregoing any debt securities or loans convertible into Capital Stock.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Tax Law” shall have the meaning specified in Section 16.01.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Chief Financial Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon, 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, one or more debt facilities, letter of credit facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other extensions of credit or other Indebtedness, in each case, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or instrument (and related documents) governing Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facilities or a successor facility, whether by the same or any other bank, institutional lender, purchaser, investor, trustee or agent or group thereof.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 85 consecutive Trading Days during the Observation Period, one-eighty-fifth (1/85th) of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 85.

“Daily Settlement Amount,” for each of the 85 consecutive Trading Days during the Observation Period, shall consist of:

(a)       cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and

(b)       if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 85 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVDL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the deposit agreement dated as of January 3, 2017, among Avadel, the ADS Depositary and the owners and holders from time to time of the ADSs issued thereunder, as supplemented by the letter agreement dated as of February 16, 2018, between Avadel and the ADS Depositary, and as further supplemented by the letter agreement dated as of the date of this Indenture, between Avadel and the ADS Depositary, and, if further amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Avadel or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Agreements” means the exchange agreements entered into on or about March 16, 2022, by and among Avadel, the Company and the investors party thereto.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Excluded Holder” shall have the meaning specified in Section 16.04(b).

“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares, ADSs or other property that expire on or prior to the Maturity Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by Avadel.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note.

“FT218” means Avadel’s FT218 product, which, as of the date hereof, consist of a formulation of sodium oxybate designed to be taken once at bedtime for the treatment of excessive daytime sleepiness or cataplexy for adults with narcolepsy.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)       except as described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Avadel, its Wholly Owned Subsidiaries and their respective employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Ordinary Shares (including Ordinary Shares held in the form of ADSs) representing more than 50% of the voting power of the Ordinary Shares;

(b)       the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of, or scheme of arrangement or other similar transaction involving, Avadel, pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property or assets; (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Avadel and its Subsidiaries, taken as a whole, to any Person other than one of Avadel’s Wholly Owned Subsidiaries; or (D) any sale, lease or other transfer in one transaction or a series of transactions of FT218 to any Person other than Avadel or any of its Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of Avadel’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)       the shareholders of the Company or Avadel approve any plan or proposal for the liquidation or dissolution of the Company or Avadel, as applicable; or

(d)       the ADSs (or other Common Equity or American Depositary Shares in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the ADSs, excluding cash payments for fractional ADSs or shares of Common Equity, in connection with such transaction or transactions consists of shares of Common Equity or American Depositary Shares in respect of Common Equity that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable for such consideration, excluding cash payments for fractional ADSs or shares of Common Equity (subject to the provisions of Section 14.02(a)). If any transaction in which the ADSs are replaced by the securities of another entity (or by American Depositary Shares in respect of Common Equity of another entity) occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition of “Fundamental Change,” following the effective date of such transaction) references to Avadel in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, without giving effect, for the avoidance of doubt, to ASU 2016-02, Leases (Topic 842).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means the guarantee of the Company’s obligations under this Indenture and the Notes, issued by Avadel pursuant to Article 13 of this Indenture.

“Guarantee Obligations” shall have the meaning specified in Section 13.01(a).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent and without duplication:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of banker’s acceptances;

(d) representing Capital Lease Obligations;

(e) representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is more than six months after the date of placing the property in service or taking delivery and title thereto;

(f) representing any Swap Contracts; or

(g) obligations in respect of any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product or drug marketed or sold by Avadel or the Company or any of their Subsidiaries, in each case, if and to the extent any of the preceding items (other than clause (g)) would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) in connection with any investment or other acquisition or any asset sale or other disposition, purchase price adjustments, indemnities or royalty, earn-out, milestone, contingent or other deferred payments of a similar nature, unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (f) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries. Indebtedness shall be calculated without giving effect to the effects of: (i) Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (ii) any election under GAAP to value any Indebtedness at “fair value” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Instructions” shall have the meaning specified in Section 18.03.

“Interest Payment Date” means each April 2 and October 2 of each year, beginning on October 2, 2022.

“Issuer” means each of Avadel and the Company.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices as calculated by the Company) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means October 2, 2023.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Notice of Optional Redemption” has the meaning specified in Section 17.02.

“Notice of Tax Redemption Election” shall have the meaning specified in Section 16.04(b).

“Obligor” shall have the meaning specified in Section 4.07(a).

“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to May 1, 2023, the 85 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, the 85 consecutive Trading Days beginning on, and including, the 87th Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after May 1, 2023, the 85 consecutive Trading Days beginning on, and including, the 87th Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company or Avadel, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or Avadel, as applicable.

“Officers’ Certificate,” when used with respect to the Company or Avadel, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or Avadel, as applicable, or (b) one Officer of the Company or Avadel, as applicable, and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company or Avadel, as the case may be. Each such certificate shall include the statements provided for in Section 18.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or Avadel, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 18.06 if and to the extent required by the provisions of such Section 18.06.

“Optional Redemption” shall have the meaning specified in Section 17.01.

“Optional Redemption Date” shall have the meaning specified in Section 17.02(a).

“Optional Redemption Notice Date” shall have the meaning specified in Section 17.01.

“Ordinary Shares” means the ordinary shares of Avadel, nominal value $0.01 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)       Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)       Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)       Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)       Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)       Notes redeemed pursuant to Article 16 or Article 17; and

(f)       Notes repurchased pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Indebtedness” means, without duplication, each of the following:

(a) at any time after the U.S. Food and Drug Administration has approved Avadel’s New Drug Application for FT218, Indebtedness incurred by one or both of the Obligors and/or any of their respective Subsidiaries pursuant to one or more Credit Facilities in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

(b) any Indebtedness of either Obligor and/or any of their respective Subsidiaries issued in exchange for, or the net proceeds of which are used to repurchase, renew, refund, refinance, replace or discharge any Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Section 2.05, 2.06, 2.07 or 2.08 of this Indenture); provided that:

(i) the aggregate principal amount (or accreted value if applicable) of such Indebtedness does not exceed the aggregate principal amount of the Notes so repurchased, renewed, refunded, refinanced, replaced or discharged (plus all accrued and unpaid interest and premiums thereon and the amount of all fees and expenses, including defeasance costs, incurred in connection therewith); and

(ii) the Notes are repurchased, renewed, refunded, refinanced, replaced or discharged substantially concurrently with receipt of the proceeds from such Indebtedness;

(c) Swap Contracts entered into in the ordinary course of business or consistent with past practice (and not for speculative purposes) to hedge or mitigate commercial risk pertaining to interest rates or currency exchange rates;

(d) (i) Indebtedness existing on the date of this Indenture (other than the Notes and guarantee thereof) (“Existing Indebtedness”) and (ii) any Indebtedness issued in exchange for, or the net proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund (x) any Existing Indebtedness, (y) Indebtedness incurred pursuant to clause (l), (n) or (p) (other than intercompany Indebtedness) of this definition of Permitted Indebtedness or (z) Indebtedness incurred pursuant this clause (d) (any such Indebtedness issued in exchange for, or the net proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund the Indebtedness referred to in the foregoing clauses (x), (y) and (z), “Refinancing Indebtedness”), provided that (i) if secured, the Liens securing such Refinancing Indebtedness encumber only the assets subject to the Liens securing such Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, and (ii) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions and expenses, including reasonable and customary premiums, underwriting discounts defeasance costs, original issue discount, incurred in connection therewith);

(e) Indebtedness secured by any Lien imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’ Liens and other like Liens, and customary Liens retained by or granted to carriers, landlords and mechanics under the terms of agreements pursuant to which services are rendered or property is leased by such Persons to either Obligor, in each case, either (a) incurred or arising in the ordinary course of business or consistent with past practice or (b) for sums not overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings;

(f) Indebtedness represented by the Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Section 2.05, 2.06, 2.07 or 2.08 of this Indenture) and any guarantees thereof by Avadel and/or any Subsidiary; provided that if any Notes are secured by Liens, all Notes must be secured by Liens equally and ratably;

(g) Indebtedness relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business or consistent with past practice;

(h) Indebtedness in respect of letters of credit issued in the ordinary course of business for the account of either Obligor or any Subsidiary;

(i) Indebtedness in respect of bank guarantees, statutory obligations, surety or performance bonds and similar instruments incurred in the ordinary course of business or consistent with past practice;

(j) Indebtedness incurred by an Obligor or any Subsidiary (i) consisting of the financing of insurance premiums in the ordinary course of business or consistent with past practice; (ii) in respect of workers’ compensation claims, health, disability and other types of employee benefits, social security benefits, unemployment and other self-insurance obligations, vehicle, property, casualty or liability insurance or other similar bonds or (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within ten Business Days of notification to an Obligor or any Subsidiary of its incurrence;

(k) Indebtedness incurred by an Obligor or any Subsidiary in the ordinary course of business or consistent with past practice arising from business credit card programs, treasury, payment processing services, depository, over-draft and cash management services;

(l) Indebtedness of an Obligor or any Subsidiary in respect of purchase money indebtedness or Capital Lease Obligations in an aggregate principal amount, including all Refinancing Indebtedness issued in exchange for, or the net proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (l), not to exceed $15,000,000 at any one time outstanding;

(m) Indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP;

(n) Indebtedness of a Person existing at the time such Person was acquired by an Obligor or became an Obligor’s Subsidiary or assets were acquired from such Person; provided that:

(i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of an Obligor or the acquisition of such assets;

(ii) neither Obligor nor any Subsidiary, other than the Person acquired (and its Subsidiaries) or the Person who acquired such assets has liability or obligation with respect to such Indebtedness (and in the case of an acquisition of assets, any Liens securing such Indebtedness do not extend beyond the assets so acquired); and

(iii) such Indebtedness, together with all other Indebtedness constituting Indebtedness incurred pursuant to this clause (n), and all Refinancing Indebtedness issued in exchange for, or the net proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (n), does not exceed $30,000,000 at any one time outstanding;

(o) (i) Indebtedness owed to an Obligor or any Subsidiary Guarantor, and (ii) other intercompany Indebtedness provided that no Indebtedness of an Obligor or any Subsidiary Guarantor shall be Secured Indebtedness; provided further that neither Obligor nor any Wholly Owned Subsidiary of an Obligor may borrow money from a non Wholly Owned Subsidiary of an Obligor pursuant to clause (o)(ii).

(p) additional Indebtedness incurred by an Obligor or any Subsidiary in an aggregate principal amount, including all Refinancing Indebtedness issued in exchange for, or the net proceeds of which are promptly used to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (p), not to exceed $5,000,000 at any one time outstanding;

(q) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; and

(r) the incurrence of Indebtedness arising from agreements of an Obligor or any Subsidiary providing for indemnification, adjustment of purchase price, working capital adjustments, holdback, earn-outs or similar obligations of an Obligor or any Subsidiary pursuant to such agreements, in each case, incurred in connection with the acquisition or disposition of any Subsidiary, Investment, business, property or asset.

In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, an Obligor may, in its sole discretion, classify, reclassify or divide such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the above clauses.

“Permitted Restricted Payments” means

(a) the making of any Restricted Payment in exchange for, or within 60 days out of the net cash proceeds of the sale (other than to a Subsidiary of an Obligor) of, Capital Stock of Avadel or within 60 days from the contribution of common equity capital to Avadel;

(b) the repurchase, redemption, defeasance or other acquisition or retirement for value of preferred stock of Avadel within 90 days with the net cash proceeds from an incurrence of preferred stock by Avadel or in exchange for preferred stock of Avadel;

(c) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of an Obligor or any Subsidiary held by any current or former officer, director, manager, employee or consultant of an Obligor or any Subsidiary (or, in each case, their permitted transferees, heirs or estates) pursuant to any employment agreement, equity subscription agreement, equity incentive plan, stock option agreement, shareholders’ agreement, employee benefit plan or arrangement or other similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed (1) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (2)) of $10.0 million in any calendar year), plus (2) the aggregate cash proceeds received by an Obligor or any Subsidiary from any issuance or reissuance of Capital Stock to directors, officers, managers, employees and consultants and the proceeds of any “key man” life insurance policies;

(d) (1) the repurchase, acquisition or retirement of Capital Stock deemed to occur upon the vesting of restricted shares or the exercise of stock options, warrants, other convertible securities or stock appreciation or similar rights to the extent such Capital Stock represent all or a portion of the exercise price of those stock options, warrants, other convertible securities or similar rights, or the withholding of a portion of Capital Stock granted or awarded to pay for the taxes payable upon such grant or award (or the vesting thereof) and (2) the payment of cash in lieu of fractional Capital Stock pursuant to the exchange or conversion of any exchangeable or convertible securities;

(e) cash payments in lieu of issuance of fractional shares in connection with the exercise of stock options, warrants or similar rights;

(f) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of preferred stock of Avadel issued on or after the date of this Indenture;

(g) purchases, redemptions or other acquisitions of fractional Capital Stock of Avadel, the Company or any Subsidiary arising out of a scheme of arrangement with, merger with or into, or sale, conveyance, transfer or lease all or substantially all of the properties and assets of Avadel or the Company that is permitted pursuant to Section 11.01 hereof;

(h) other Restricted Payments in an aggregate amount not to exceed $15.0 million;

(i) to the extent constituting a Restricted Payment, the payment of contingent liabilities in respect of any adjustment of purchase price, earn outs, deferred compensation and similar obligations of Avadel, the Company or any Subsidiary; or

(j) the repurchase, redemption or other acquisition or retirement for value of any preferred stock of Avadel; provided that, prior to consummating, or concurrently with, any such repurchase, redemption or other acquisition or retirement for value, an offer was made by an Obligor to the Holders of Notes to purchase the Notes at a purchase price in cash equal to at least 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the purchase date and has repurchased all Notes validly tendered for payment in connection with such offer.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Avadel, the Company or any Subsidiary. For purposes of determining compliance with Section 4.14, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments as described in clauses (a) through (j) above, the Company shall classify and may reclassify, in its sole discretion, such Restricted Payment (or a portion thereof) and may divide, classify and reclassify such Restricted Payment (or a portion thereof) in more than one of the types of Restricted Payments described above.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Recognized Stock Exchange” shall have the meaning specified in Section 4.11.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by Avadel’s Board of Directors, by statute, by contract or otherwise).

“Redemption” means a Tax Redemption or an Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Date” means the Tax Redemption Date or Optional Redemption Date, as applicable.

“Redemption Notice” means a Tax Redemption Notice or Notice of Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Notice Date” means any Tax Redemption Notice Date or Optional Redemption Notice Date, as the case may be, pursuant to this Indenture.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01 or 17.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case interest accrued to the Interest Payment Date (and any Additional Amounts with respect to such interest) will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes). For the avoidance of doubt, the Redemption Price shall include all Additional Amounts (if any) with respect to such Redemption Price.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the March 16 or September 16 (whether or not such day is a Business Day) immediately preceding the applicable April 2 or October 2 Interest Payment Date, respectively.

“Relevant Jurisdiction” means any jurisdiction in which an Obligor is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made or in the event that an Obligor appoints additional Paying Agents, the jurisdiction of any such additional Paying Agents and in each case, any political subdivision or taxing authority thereof or therein.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Indebtedness” means Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of Avadel that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice related to any exchanged Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. Unless the context otherwise requires, “Subsidiary” shall refer to a Subsidiary of Avadel (other than the Company).

“Subsidiary Guarantor” means any Subsidiary (other than the Company) that has fully and unconditionally guaranteed as a primary principal obligation and not merely as a surety the payment and performance when due of the principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable), Additional Amounts with respect to, Exchange Obligations with respect to, and interest on, the Notes (whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest, Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes, on terms substantially consistent with the Guarantee set forth in Article 13 hereof.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “master agreement”), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, none of the Obligors’ equity securities that are issued or distributed pursuant to any of such Obligors’ equity incentive plans shall be considered a Swap Contract.

“Tax Redemption” shall have the meaning specified in Section 16.01.

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a).

“Tax Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Tax Redemption Notice Date” shall have the meaning specified in Section 16.02(a).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if the ADSs (or such other security) are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADSs generally occurs on The NASDAQ Global Market or, if the ADSs are not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Taxes” shall have the meaning specified in Section 4.07(b).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”; provided that such determination will be made without consideration of any director’s qualifying shares.

Section 1.02.             References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.             Designation and Amount. The Notes shall be designated as the “4.50% Exchangeable Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $117,375,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.             Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, Avadel and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges for cash, ADSs or a combination thereof, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)                The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee, as the case may be, as the registered holder of such Global Note.

(c)                 Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                  The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)                The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.             Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note, executed manually, by facsimile or by electronic signature by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.             Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange for cash, ADSs or a combination thereof shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any U.S. documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay (or cause to be paid) the ADS Depositary’s fees for issuance of any ADSs due upon exchange of the Notes.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange for cash, ADSs or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, ADSs or a combination thereof, such portion thereof surrendered for exchange for cash, ADSs or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes so selected for Redemption in accordance with Article 16 or Article 17.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)                So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)                 Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Ordinary Shares represented thereby) delivered upon exchange of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. For the avoidance of doubt, Notes issued in exchange for notes of the Company previously issued in CUSIP 05337YAA6 or CUSIP 05337YAB4 pursuant to the Exchange Agreements are not Restricted Securities and shall not bear the “Restricted Security” legend set forth in this Section 2.05(c) (“Unrestricted Notes”).

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Ordinary Shares represented thereby), if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVADEL FINANCE CAYMAN LIMITED (THE “COMPANY”) OR AVADEL PHARMACEUTICALS PLC (“AVADEL”), AND

(2)                AGREES FOR THE BENEFIT OF THE COMPANY AND AVADEL THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO AVADEL OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY),

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, AVADEL, THE TRUSTEE AND THE ADS DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any ADSs (including the Ordinary Shares represented thereby) delivered upon exchange of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged for cash, ADSs or a combination thereof, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, Avadel, the Trustee or any agent of the Company, Avadel or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Ordinary Shares represented thereby) delivered upon exchange of a Note that is a Restricted Security shall bear a legend in substantially the following form (unless such ADSs (including the Ordinary Shares represented thereby) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs (including the Ordinary Shares represented thereby) have been delivered upon exchange of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the ADS Depositary with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE ORDINARY SHARES (THE “SHARES”) REPRESENTED BY THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY (THE “ADSs”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THOSE SHARES AND ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVADEL FINANCE CAYMAN LIMITED (“AVADEL FINANCE”) OR AVADEL PHARMACEUTICALS PLC (THE “COMPANY”), AND

(2)                AGREES FOR THE BENEFIT OF THE DEPOSITARY FOR THE ADSs, THE COMPANY AND AVADEL FINANCE THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THOSE SHARES OR THOSE ADSs OR ANY BENEFICIAL INTEREST THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE 4.50% EXCHANGEABLE SENIOR NOTES DUE 2023 OF AVADEL FINANCE OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)               TO AVADEL OR ANY SUBSIDIARY THEREOF (INCLUDING AVADEL FINANCE),

(B)               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, AVADEL FINANCE AND THE DEPOSITARY FOR THE ADSs RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such ADSs (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d). For the avoidance of doubt, ADSs issued in exchange for Unrestricted Notes in accordance with the terms of this Indenture are not Restricted Securities and shall not bear the “Restricted Security” legend set forth in this Section 2.05(d).

(e)                 Any Note or ADS delivered upon the exchange of a Note that is repurchased or owned by any Affiliate of the Company or Avadel (or any Person who was an Affiliate of the Company or Avadel at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being a “restricted security” (as defined in Rule 144). Each Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(f)                  Any certificate representing the Notes or any ADSs (including the Ordinary Shares represented thereby) delivered upon exchange of a Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company and, in the case of the ADSs, the ADS Depositary, with written notice thereof to the Trustee and any transfer agent for the ADSs:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVADEL FINANCE CAYMAN LIMITED OR AVADEL PHARMACEUTICALS PLC OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVADEL FINANCE CAYMAN LIMITED OR AVADEL PHARMACEUTICALS PLC DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Section 2.06.             Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any U.S. documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.             Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.             Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, exchange for cash, ADSs or a combination thereof or registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Avadel’s Subsidiaries or the Company’s or Avadel’s Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09.             CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.             Additional Notes; Repurchases. The Company may, without notice to or the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law or income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 18.06, as the Trustee shall reasonably request. In addition, the Company and/or Avadel may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company or Avadel), repurchase Notes in the open market or otherwise, whether by the Company, Avadel or Avadel’s Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. Each Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

Article 3
Satisfaction and Discharge

Section 3.01.             Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged for cash, ADSs or a combination thereof as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company or Avadel has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash and/or (in the case of exchanges) ADSs sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company or Avadel; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and Avadel to the Trustee under Section 7.06 shall survive.

Article 4
Particular Covenants of the Company and Avadel

Section 4.01.             Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.             Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange for cash, ADSs or a combination thereof (“Exchange Agent”) and where notices and demands to or upon the Company or Avadel in respect of the Notes, the Guarantee and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for exchange for cash, ADSs or a combination thereof and where notices and demands to or upon the Company or Avadel in respect of the Notes, the Guarantee and this Indenture may be served.

Section 4.03.             Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.             Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                  that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)              that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on the Business Day prior to each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

(b)                If the Company shall act as its own Paying Agent for any payments due and payable on a Global Note, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable. The Company shall not act as its own Paying Agent in respect of any payments due and payable on a Physical Note.

(c)                 Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                Any money and ADSs deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05.             Existence. Subject to Article 11, each of the Company and Avadel shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.             Rule 144A Information Requirement and Annual Reports. (a) At any time Avadel is not subject to Section 13 or 15(d) of the Exchange Act, Avadel shall, so long as any of the Notes, any ADSs deliverable upon exchange thereof or any Ordinary Shares represented thereby shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any ADSs deliverable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or ADSs pursuant to Rule 144A. The Company and Avadel shall take such further action as any Holder or beneficial owner of such Notes or such ADSs may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or ADSs in accordance with Rule 144A, as such rule may be amended from time to time.

(b)                The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that Avadel is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that Avadel files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.

(c)                 Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or Avadel’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to conclusively rely on Officers’ Certificates).

(d)                If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, Avadel fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or Avadel’s Affiliates or Holders that were the Company’s or Avadel’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which Avadel’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or Avadel’s Affiliates (or Holders that were the Company’s or Avadel’s Affiliates at any time during the three months immediately preceding). As used in this Section 4.06(d), documents or reports that Avadel is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that Avadel furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing and for the avoidance of doubt, Additional Interest pursuant to this Section 4.06(d) shall not accrue or otherwise be payable in respect of the Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Section 2.05, 2.06, 2.07 or 2.08 of this Indenture), which Notes will be Unrestricted Notes, or any other Notes that are designated as Unrestricted Notes by the Company in an Officers’ Certificate delivered to the Trustee.

(e)                 If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or Avadel’s Affiliates or Holders that were the Company’s or Avadel’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s or Avadel’s Affiliates (or Holders that were the Company’s or Avadel’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. Notwithstanding the foregoing and for the avoidance of doubt, Additional Interest pursuant to this Section 4.06(e) shall not accrue or otherwise be payable in respect of the Notes issued pursuant to the Exchange Agreements (and any Notes issued in exchange or substitution therefor pursuant to Section 2.05, 2.06, 2.07 or 2.08 of this Indenture), which Notes will be Unrestricted Notes, or any other Notes that are designated as Unrestricted Notes by the Company in an Officers’ Certificate delivered to the Trustee.

(f)                  Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)                The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.

(h)                If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07.             Additional Amounts.

(a)                 The Company, Avadel or any successor to the Company or Avadel under or with respect to this Indenture, the Guarantee and/or the Notes (each, an “Obligor”) shall, subject to the exceptions and limitations set forth below, pay to a Holder of any Note such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment by any Obligor or a Paying Agent (on behalf of an Obligor) of the principal of (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) and interest on such Note, any delivery of cash and/or ADSs or other Reference Property upon exchange of such Note, and any other amounts payable on such Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by a Relevant Jurisdiction will not be less than the amount provided for herein and in the Notes to be then due and payable under the Notes had no such withholding or deduction been made; provided that the obligation to pay Additional Amounts shall not apply:

(i)                  to any present or future tax, assessment or other governmental charge that would not have been so imposed but for:

(A)               the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a Relevant Jurisdiction and its possessions, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a Relevant Jurisdiction or being or having been engaged in a trade or business or present in a Relevant Jurisdiction or having, or having had, a permanent establishment in a Relevant Jurisdiction, or

(B)               the presentation by the Holder of any Note, where presentation is required, for payment or delivery on a date more than 30 days after the date on which payment or delivery became due and payable or the date on which payment or delivery thereof is duly provided for, whichever occurs later;

(ii)                to any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

(iii)              to any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Note;

(iv)               to any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of that Note, if compliance is required by statute or by regulation of a Relevant Jurisdiction as a precondition to relief or exemption from the tax, assessment or other governmental charge, and proper notice has been sent to the Holder;

(v)                to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), or interest on, any Note, or the delivery of cash and/or ADSs or other Reference Property upon exchange of such Note, if such tax, assessment or other governmental charge results from the presentation of any Note for payment or delivery and the payment or delivery, as the case may be, can be made without such withholding or deduction by the presentation of the Note for payment or delivery by at least one other Paying Agent;

(vi)               to any withholding or deduction required pursuant to sections 1471 through 1474 of the Code (or any amended or successor provisions), any regulations, rules, practices or agreements entered into pursuant thereto, official interpretations thereof or any law implementing an intergovernmental approach thereto; or (vii) in the case of any combination of the items listed in clauses (i) through (vi) above.

Nor will Additional Amounts be paid with respect to any payment or delivery on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment or delivery to the extent that payment or delivery would be required by the laws of a Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(b)                In addition to the foregoing, each Obligor shall also pay and indemnify the Holder of any Note for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Jurisdiction (“Transfer Taxes”) on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto. For the avoidance of doubt, the indemnification provided in this paragraph shall not include any Transfer Taxes arising from the transfer of Notes in the ordinary course.

(c)                 If any Obligor is required to make any deduction or withholding from any payments with respect to the Notes, such Obligor shall deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

(d)                Any reference in this Indenture or the Notes in any context to the delivery of cash or ADSs or other Reference Property upon exchange of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include Additional Amounts, unless the context requires otherwise, that are, were or would be payable in respect of that amount under the obligations referred to in this Section 4.07.

(e)                 The foregoing obligations shall survive termination or discharge of this Indenture.

Section 4.08.             Stay, Extension and Usury Laws. Each of the Company and Avadel covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09.             Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officers’ Certificate stating (i) that a review has been conducted of the activity by the Company, Avadel and Avadel’s Subsidiaries and their respective performances under this Indenture, the Guarantee and the Notes and (ii) whether the signers thereof have knowledge of any Default that occurred during the previous year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company (or Avadel) is taking or proposing to take in respect thereof.

Section 4.10.             Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.11.             Listing Of The Notes. The Company shall use its commercially reasonable efforts to procure approval for the listing of the Notes on a recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland (a “Recognized Stock Exchange”) prior to October 2, 2022, and the Company shall use its commercially reasonable efforts to maintain the listing of the Notes on such Recognized Stock Exchange; provided that if at any time the Company does not maintain such a listing, it shall use its commercially reasonable efforts to maintain a listing of the Notes on another Recognized Stock Exchange. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

Section 4.12.             Organizational Limitations. At all times at which any Note is outstanding, Avadel shall (a) maintain, directly or indirectly, 100% equity ownership of the Company, and (b) cause the Company to elect to be treated as a disregarded entity for U.S. federal income tax purposes (and, in each case, neither Avadel nor the Company shall take any action that is inconsistent with the foregoing); provided that if the Company is held indirectly by Avadel, the Company shall be considered as disregarded as a separate entity from Avadel for U.S. federal income tax purposes.

Section 4.13.             Compliance with Applicable Tax Law. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) the Company agrees (a) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section shall survive the termination of this Indenture.

Section 4.14.             Limitation on Incurrence of Indebtedness, Transfers of Subsidiary Capital Stock and Restricted Payments.

(a)                 Each Obligor (i) shall not, and shall not permit any Subsidiary to, incur any Secured Indebtedness (including incurring Liens securing Indebtedness outstanding prior to the incurrence of such Liens) other than Permitted Indebtedness that also constitutes Secured Indebtedness, without providing that all payments due under this Indenture and the Notes are secured on an equal (or senior) and ratable basis (subject to the immediately succeeding sentence) with such Secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien, (ii) shall not permit any Subsidiary (other than the Company and any Subsidiary Guarantor) to incur any Indebtedness other than Permitted Indebtedness, (iii) shall not, and shall not permit any Subsidiary to, issue, sell, dispose of or otherwise transfer any Capital Stock (other than any director’s qualifying shares) of a Subsidiary that is not the Company or a Subsidiary Guarantor to any Person that is not an Obligor, Subsidiary Guarantor or a Wholly Owned Subsidiary of Avadel and (iv) shall not, and shall not permit any Subsidiary Guarantor, to incur any unsecured Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of such Obligor or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes, the Guarantee and/or the guarantee of the Notes by such Subsidiary Guarantor, as applicable, on substantially identical terms. Any Lien which is granted to secure the Notes pursuant to this Section 4.14(a)(i) shall be automatically released and discharged at the same time as the release of the Lien on other Indebtedness that gave rise to the obligation to secure the Notes; provided that no other Indebtedness has given rise to the obligation to secure the Notes pursuant to Section 4.14(a)(i), which obligation is ongoing.

(b)                The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the reclassification of operating leases as Capital Leases due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.14. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or, in the case of revolving Indebtedness, on the date such Indebtedness was first committed); provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(c)                 Notwithstanding any other provision of this Section 4.14, the maximum amount of Indebtedness that the Obligors or any Subsidiary may incur pursuant to this Section 4.14 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d)                The Obligors shall not, and shall not permit any Subsidiary to, directly or indirectly:

(i)                  declare or pay any dividend or make any distribution on account of any of the Obligor’s or any Subsidiary’s Capital Stock (other than (1) dividends or distributions payable solely in Capital Stock of the Company, (2) dividends or distributions payable to an Obligor or any of its Subsidiaries and (3) pro rata dividends or distributions made by a Subsidiary of an Obligor that is not a Wholly Owned Subsidiary of an Obligor to equity holders of such Subsidiary); or

(ii)                purchase, redeem or otherwise acquire or retire for value, including pursuant to a sinking fund or similar payment, any Capital Stock of an Obligor (other than acquisitions of Capital Stock held by an Obligor or a Subsidiary of an Obligor) (all such payments and other actions set forth in these clauses (i) and (ii) being referred to as “Restricted Payments”);

in each case, other than Permitted Restricted Payments.

(e)                 This Section 4.14 shall cease to apply upon the occurrence of a Fundamental Change described in clause (a) or (b) of the definition thereof or at such time as less than 25% of the aggregate principal amount of Notes issued pursuant to the Exchange Agreements remain outstanding.

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01.             Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each March 16 and September 16 in each year beginning with September 16, 2022, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.             Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
Defaults and Remedies

Section 6.01.             Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                 default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)                default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                 failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right;

(d)                failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a Make-Whole Fundamental Change in accordance with Section 14.03(b) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case when due;

(e)                 failure by the Company or Avadel to comply with their respective obligations under Article 11 or Section 4.12;

(f)                  failure by the Company or Avadel for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of the other agreements of the Company or Avadel contained in the Notes or this Indenture;

(g)                default by the Company, Avadel or any other Subsidiary of Avadel with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company, Avadel and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company, Avadel or any other Subsidiary of Avadel, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                  the Company, Avadel or any Significant Subsidiary of Avadel shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, Avadel or any such Significant Subsidiary or its debts under any bankruptcy, insolvency, examinership or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of the Company, Avadel or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                  an involuntary case or other proceeding shall be commenced against the Company, Avadel or any Significant Subsidiary of Avadel seeking liquidation, reorganization or other relief with respect to the Company, Avadel or such Significant Subsidiary or its debts under any bankruptcy, insolvency, examinership or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, examiner, liquidator, custodian or other similar official of the Company, Avadel or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(k)                the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Avadel, or any Person acting on behalf of Avadel, shall deny or disaffirm its obligations under the Indenture or the Guarantee.

Section 6.02.             Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, Avadel or any of Avadel’s Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company, Avadel or any of Avadel’s Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time, plus one percent) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to deliver or cause to be delivered, as the case may be, the consideration due upon exchange of the Notes.

Section 6.03.             Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 61st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 61st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04.             Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, Avadel or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, Avadel or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, Avadel or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, examiner assignee or trustee in examinership, bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, Avadel or such other obligor, the property of the Company, Avadel or such other obligor, or in the event of any other judicial proceedings relative to the Company, Avadel or such other obligor upon the Notes, or to the creditors or property of the Company, Avadel or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, Avadel or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, examiner, assignee or trustee in examinership, bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, Avadel, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, Avadel, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.             Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, Exchange Agent and Paying Agent under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.             Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                 such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                 such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)                the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                 no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.07.             Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.             Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.             Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay, deliver or cause to be delivered, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, Avadel, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.             Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.             Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

Article 7
Concerning the Trustee

Section 7.01.             Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                 prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding with respect to Section 6.02 and at the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, in each case, determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)                 the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, Avadel or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)                  if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)                in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)                in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.             Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)                 the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or Avadel, as applicable;

(c)                 the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or Avadel, personally or by agent or attorney at the expense of the Company or Avadel and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f)                  the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes.

Section 7.03.             No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and Avadel, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guarantee or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.             Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, any Bid Solicitation Agent (if other than an Issuer or an Affiliate thereof) or any Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05.             Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or ADSs received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.             Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company and Avadel, jointly and severally, covenant to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company and Avadel under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company and Avadel under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. Neither the Company nor Avadel need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, examinership, insolvency or similar laws.

Section 7.07.             Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.             Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.             Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                In case at any time any of the following shall occur:

(i)                  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)                the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                 The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)                Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.             Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11.             Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12.             Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01.             Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.             Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.             Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.             Company- and Avadel-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or Avadel, by any Subsidiary thereof or by any Affiliate of the Company or Avadel or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or Avadel, a Subsidiary thereof or an Affiliate of the Company or Avadel or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.             Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01.             Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)                to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                 to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)                to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.             Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.             Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04.             Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.             Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.             Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.             No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Supplemental Indentures

Section 10.01.          Supplemental Indentures Without Consent of Holders. The Company and Avadel, when authorized by the resolutions of each of their respective Boards of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)                 to cure any ambiguity, omission, defect or inconsistency;

(b)                to provide for the assumption by a Successor Company of the obligations of the Company or Avadel under the Notes, this Indenture or the Guarantee pursuant to Article 11;

(c)                 to add additional guarantees with respect to the Notes;

(d)                to secure the Notes;

(e)                 to add to the covenants or Events of Default of the Company or Avadel for the benefit of the Holders or surrender any right or power conferred upon the Company or Avadel;

(f)                  to make any change that does not adversely affect the rights of any Holder; or

(g)                in connection with any Merger Event, to provide that the Notes are exchangeable for Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company and Avadel in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, Avadel and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.          Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and Avadel, when authorized by the resolutions of each of their respective Boards of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)                 reduce the amount of Notes whose Holders must consent to an amendment;

(b)                reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                 reduce the principal of or extend the Maturity Date of any Note;

(d)                make any change that adversely affects the exchange rights of any Notes;

(e)                 reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                  make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)                change the ranking of the Notes in any manner that is adverse to the Holders;

(h)                make any change in Section 4.07;

(i)                  make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or

(j)                  modify the Guarantee in any manner adverse to the Holders.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and Avadel in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03.          Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, Avadel and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.          Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company’s Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.          Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 18.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.          Company and Avadel May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, neither the Company nor Avadel shall consolidate or enter into a scheme of arrangement with, merge with or into, or sell, convey, transfer or lease all or substantially all of their respective properties and assets to, another Person, unless:

(a)                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company or Avadel, as applicable, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands or the Republic of Ireland;

(b)                the Successor Company (if not the Company or Avadel, as applicable) shall expressly assume by supplemental indenture all of the obligations of the Company or Avadel, as applicable, under the Notes, this Indenture and the Guarantee, as the case may be (including, for the avoidance of doubt, the obligation to pay Additional Amounts);

(c)                 following such transaction, the issuer of the Notes is a Wholly Owned Subsidiary of Avadel (or such Successor Company to Avadel) and such issuer is a disregarded entity for U.S. federal income tax purposes; and

(d)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of Avadel to another Person, which properties and assets, if held by Avadel instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Avadel on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of Avadel to another Person.

Section 11.02.          Successor Corporation to Be Substituted. In case of any such consolidation, scheme, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts in each case), the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes (including, for the avoidance of doubt, any Additional Amounts in each case) and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Guarantee to be performed by the Company or Avadel, as applicable, such Successor Company (if not the Company or Avadel, as applicable) shall succeed to and, except in the case of a lease, shall be substituted for the Company or Avadel, as applicable, with the same effect as if it had been named herein as the party of the first part. Any such Successor Company to the Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, scheme, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” or “Avadel” (as “guarantor”) in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11), as applicable, may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor or guarantor and (in the case of the Company) maker of the Notes and from its obligations under this Indenture, the Notes and the Guarantee, as the case may be.

In case of any such consolidation, scheme, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03.          Opinion of Counsel to Be Given to Trustee. No such consolidation, scheme, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, scheme, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, and that this Indenture, the Notes and the Guarantee, as applicable, constitute legal, valid and binding obligations of any Successor Company, as applicable, subject to customary exceptions.

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01.          Indenture, Notes and Guarantee Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note or in respect of the Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Avadel in this Indenture or in any supplemental indenture or in any Note or the Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary (other than the Company), as such, past, present or future, of the Company, Avadel or any of their respective successor corporations, either directly or through the Company, Avadel or any such successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Guarantee.

Article 13
Guarantee of Notes

Section 13.01.          Guarantee.

(a)                 By its execution hereof, Avadel acknowledges and agrees that it receives substantial benefits from the Company and the issuance of the Notes and that Avadel is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 13, Avadel hereby fully and unconditionally guarantees as a primary principal obligation and not merely as a surety to each Holder and its successors and assigns that: (x) the principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable), Additional Amounts with respect to, Exchange Obligations with respect to, and interest on, the Notes shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest, Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes, (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest, Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes. Furthermore, subject to the provisions of this Article 13, Avadel hereby unconditionally guarantees to the Trustee and to each Holder and their respective successors and assigns that all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of each of the foregoing obligations set forth above in this Section 13.01, to the limitations set forth in Section 13.02 hereof (the obligations set forth in this Section 13.01 collectively, the “Guarantee Obligations”). The Guarantee constitutes a general unsecured and unsubordinated obligation of Avadel. Failing payment when due of any Guarantee Obligation for whatever reason, Avadel will be obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of Avadel hereunder in the same manner and to the same extent as the obligations of the Company.

(b)                Subject to the provisions of this Article 13, Avadel hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Avadel. Avadel hereby waives and relinquishes: (i) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against Avadel; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Avadel, the Company, any Benefited Party, any creditor of Avadel or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against Avadel for reimbursement; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision (including under Cayman Islands or Irish law); and (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or any similar provision (including under Cayman Islands or Irish law). Avadel hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment or satisfaction, as the case may be, in full of all Guarantee Obligations, including the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), Additional Amounts, Exchange Obligations and interest on the Notes and all other costs provided for under this Indenture (including as provided in Article 7).

(c)                 Avadel as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s negligence or willful misconduct or the Company contesting any payment or part of a payment in good faith).

(d)                If any Holder or the Trustee is required by any court or otherwise to return to either the Company or Avadel, or any trustee or similar official acting in relation to either the Company or Avadel, any amount paid by the Company or Avadel to the Trustee or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Avadel agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Avadel agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by Avadel for the purpose of the Guarantee.

(e)                 The Company and Avadel acknowledge that the allotment and issue of Ordinary Shares and the delivery of Ordinary Shares, if any, hereunder and the ADSs representing such Ordinary Shares (whether upon exchange, under the terms of the Guarantee or otherwise) by Avadel (or by the ADS Depositary at the direction of Avadel, as applicable) will create an equivalent debt owing from the Company to Avadel. For the avoidance of doubt, upon the delivery of any Ordinary Shares to the ADS Depositary by Avadel and Avadel’s causing the delivery of the relevant ADSs in respect of the Exchange Obligation, the portion of such Exchange Obligation consisting of an obligation to deliver or cause to be delivered ADSs shall be deemed satisfied to the extent of the ADSs so delivered.

(f)                  The exercise by a Holder of a Note of the right to exchange that Note for ADSs (if any) in compliance with the provisions of this Indenture shall be deemed to constitute a demand for immediate repayment by the Issuer of that Note.

Section 13.02.          Limitation of Avadel’s Liability; Certain Bankruptcy Events.

(a)                 Avadel, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of Avadel pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and Avadel hereby irrevocably agree that the Guarantee Obligations of Avadel under this Article 13 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of Avadel, result in the Guarantee Obligations of Avadel under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)                Avadel hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, examinership, bankruptcy, dissolution, liquidation or reorganization of the Company, Avadel shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 13.03.          Execution And Delivery. The Guarantee shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of the Guarantee need be endorsed on any Note. Avadel hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of Avadel.

Article 14
Exchange of Notes

Section 14.01.          Exchange Privilege.

(a)                 Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (so long as the portion to be exchanged is $1,000 principal amount or an integral multiple thereof, and so long as the principal amount of such beneficial owner’s Notes not exchanged is at least $200,000) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding May 1, 2023 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after May 1, 2023 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 92.6956 ADSs (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”).

(b)                (i) Prior to the close of business on the Business Day immediately preceding May 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to obtain bids when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to do so, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Exchange Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).

(ii)                If, prior to the close of business on the Business Day immediately preceding May 1, 2023, Avadel elects to:

(A)               issue to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)               distribute to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) assets, securities or rights to purchase securities, which distribution has a per Ordinary Share value, as reasonably determined by Avadel’s Board of Directors, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution, divided by (ii) the number of Ordinary Shares then represented by one ADS, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 95 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) Avadel’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise exchangeable at such time.

(iii)              If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding May 1, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if Avadel is a party to a Merger Event that occurs prior to the close of business on the Business Day immediately preceding May 1, 2023, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date that is 95 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the earlier of (x) the Business Day after the Company gives notice of such transaction and (y) the actual effective date of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) (x) as promptly as practicable following the date Avadel publicly announces such transaction but in no event less than 95 Scheduled Trading Days prior to the anticipated effective date of such transaction or (y) if Avadel does not have knowledge of such transaction at least 95 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which Avadel receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv)               Prior to the close of business on the Business Day immediately preceding May 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2022 whether the Notes may be surrendered for exchange in accordance with this clause (iv) and shall notify the Trustee, the Exchange Agent (if other than the Trustee) and the Holders if the Notes become exchangeable in accordance with this clause (iv).

(v)                If the Company calls the Notes for redemption pursuant to Article 16 or Article 17 prior to the close of business on the Business Day immediately preceding May 1, 2023, then a Holder may surrender all or any portion of its Notes for exchange at any time prior to the close of business on the second Business Day prior to the applicable Redemption Date, even if the Notes are not otherwise exchangeable at such time. After that time, the right to exchange the Notes on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder may exchange all or any portion of its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02.          Exchange Procedure; Settlement Upon Exchange.

(a)                 Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Company shall pay or cause to be delivered, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash (“Cash Settlement”), ADSs, together with cash, if applicable, in lieu of any fractional ADS deliverable upon exchange in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADSs, together with cash, if applicable, in lieu of any fractional ADS deliverable upon exchange in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)                  All exchanges for which the relevant Exchange Date occurs on or after May 1, 2023, and all exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, shall be settled using the same Settlement Method.

(ii)                Except for any exchanges of Notes for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the second Business Day immediately preceding the related Redemption Date, and any exchanges for which the relevant Exchange Date occurs on or after May 1, 2023, the Company shall use the same Settlement Method for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(iii)              If, in respect of any Exchange Date (or one of the periods described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to exchanging Holders no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges for which the relevant Exchange Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, in such Redemption Notice or (y) on or after May 1, 2023, no later than May 1, 2023). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)               The cash, ADSs or combination of cash and ADSs in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(A)               if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall cause to be delivered to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of ADSs equal to the Exchange Rate in effect on the Exchange Date;

(B)               if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 85 consecutive Trading Days during the related Observation Period; and

(C)               if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or cause to be delivered, as the case may be, in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 85 consecutive Trading Days during the related Observation Period.

(v)                The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of any fractional ADS deliverable upon exchange, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of any fractional ADSs deliverable upon exchange. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)                Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                 A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or cause to be delivered, as the case may be, the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any ADSs are due to an exchanging Holder, the Company shall cause to be issued, and deliver or cause to be delivered (if applicable) to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of ADSs to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Exchange Obligation.

(d)                In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any U.S. documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e)                 If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of any ADSs upon exchange (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the ADSs (or the Ordinary Shares) being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company shall pay (or cause to be paid) the ADS Depositary’s fees for issuance of the ADSs.

(f)                  Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs delivered upon the exchange of any Note as provided in this Article 14.

(g)                Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)                Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes for a combination of cash and ADSs, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been exchanged following such Regular Record Date.

(i)                  The Person in whose name any ADSs shall be deliverable upon exchange shall be treated as a holder of record of such ADSs, for purposes of dividends and distributions in respect of such ADSs, as of the close of business on the relevant Exchange Date (if the Company elects to satisfy the related Exchange Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Exchange Obligation by Combination Settlement), as the case may be. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j)                  The Company shall not cause to be delivered any fractional ADS upon exchange of the Notes and shall instead pay cash in lieu of any fractional ADS deliverable upon exchange based on the Daily VWAP for the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Company has elected Combination Settlement, the full number of ADSs that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional ADSs remaining after such computation shall be paid in cash.

Section 14.03.          Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with a Make-Whole Fundamental Change or a Redemption. (a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii) the Company delivers a Redemption Notice and, in either case, a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or such Redemption, then, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional ADSs (the “Additional ADSs”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). An exchange of Notes shall be deemed for these purposes to be “in connection with” such a Redemption if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date the Company delivers the Redemption Notice to, and including, the second Business Day immediately prior to the related Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price).

(b)                Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or a Redemption, the Company shall, at its option, satisfy the related Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the third Business Day following the Exchange Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue, or cause Avadel to issue, a press release announcing such Effective Date no later than five Business Days after such Effective Date. If an exchange of Notes in connection with a Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the Effective Date of the relevant Redemption Notice Date or the Make-Whole Fundamental Change, as applicable, and the later event will be deemed not to have occurred for purposes of this Section 14.03.

(c)                 The number of Additional ADSs, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on (i) the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Redemption, the relevant Redemption Notice Date (in each case, the “Effective Date”) and (ii) the price paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change or, in the case of a Redemption, the average (as calculated by the Company) of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Redemption Notice Date, as the case may be (in each case, the “ADS Price”). If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price in respect of such Make-Whole Fundamental Change shall be the cash amount paid per ADS. Otherwise, the ADS Price in respect of a Make-Whole Fundamental Change shall be the average (as calculated by the Company) of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. Avadel’s Board of Directors shall make appropriate adjustments to the ADS Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Record Date, Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during any five consecutive Trading Day period for determining an ADS Price.

(d)                The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall be calculated by the Company and shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)                 The following table sets forth the number of Additional ADSs by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

	ADS Price
Effective Date	$6.89	$8.00	$9.25	$10.79	$12.50	$14.02	$16.00	$20.00	$25.00	$35.00	$50.00	$75.00
April 4, 2022	52.4422	37.8150	26.8735	18.2725	12.4200	9.1284	6.4038	3.6025	2.1464	1.0880	0.5256	0.1612
October 2, 2022	52.4422	35.2700	23.7070	14.9314	9.3080	6.3752	4.1500	2.1560	1.2812	0.6891	0.3466	0.1007
April 2, 2023	52.4422	32.6725	19.6400	10.3179	5.1448	2.9479	1.6406	0.8110	0.5324	0.3149	0.1618	0.0431
October 2, 2023	52.4422	32.3050	15.4130	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Price and Effective Date may not be set forth in the table above, in which case:

(i)                 if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                if the ADS Price is greater than $75.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Exchange Rate; and

(iii)               if the ADS Price is less than $6.89 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 145.1378 ADSs, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f)                 Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04.            Adjustment of Exchange Rate. If the number of Ordinary Shares represented by the ADSs is changed after the date of this Indenture for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Exchange Rate such that the number of Ordinary Shares represented by the ADSs upon which exchange of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if Avadel distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interests, evidences of indebtedness or other assets or property of Avadel (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interests, evidences of indebtedness or other assets or property of Avadel, then an adjustment to the Exchange Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Exchange Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that Avadel issues or distributes to all holders of the Ordinary Shares any Expiring Rights, then, notwithstanding the immediately preceding sentence, the Company shall adjust the Exchange Rate pursuant to Section 14.04(b) (in the case of in-the-money Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights), subject to Section 14.04(f).

For the avoidance of doubt, if any event described in clauses (a) through (e) of this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Exchange Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Exchange Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of ADSs equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                 If Avadel exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all of the Ordinary Shares, or if Avadel effects a share split or share combination of the Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Avadel’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                If Avadel issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such issuance;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants, divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such issuance. To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if the Ex-Dividend Date for the ADSs for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by Avadel for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by Avadel’s Board of Directors.

(c)                 If Avadel distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of Avadel or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such distribution;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by Avadel’s Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for the ADSs for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received had such Holder owned a number of ADSs equal to the Exchange Rate in effect on the Ex-Dividend Date for the ADSs for the distribution. If Avadel’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Avadel, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (directly or in the form of American Depositary Shares) (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER’	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by Avadel to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of Avadel’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)               a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)               a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)                If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution;

ER’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share distributed to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the ADSs for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Avadel’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received had such Holder owned a number of ADSs equal to the Exchange Rate on the Ex-Dividend Date for the ADSs for such cash dividend or distribution.

(e)                 If Avadel or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER’	=	the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by Avadel’s Board of Directors) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” in the preceding paragraph or “10th” in this paragraph and the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” in the preceding paragraph or “10th” in this paragraph and the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day. No adjustment to the Exchange Rate under this Section 14.04(e) shall be made if such adjustment would result in a decrease in the Exchange Rate.

(f)                  Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the ADSs as of the related Exchange Date as described under Section 14.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(h)                In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Avadel’s securities (or the ADSs) are then listed, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if Avadel’s Board of Directors determines that such increase would be in the Company’s and/or Avadel’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Avadel’s securities (or the ADSs) are then listed, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i)                  Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)                 on account of share repurchases that are not tender or exchange offers referred to in clause (e) above, including (A) structured or derivative transactions and (B) transactions pursuant to a share repurchase program approved by Avadel’s Board of Directors or otherwise;

(ii)                upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Avadel’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(iii)              upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Avadel or any of Avadel’s Subsidiaries;

(iv)               upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v)                solely for a change in the par value or nominal value of the Ordinary Shares or the ADSs; or (vi) for accrued and unpaid interest, if any.

(j)                  All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of an ADS.

(k)                Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                  For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of Avadel (directly or in the form of ADSs) so long as Avadel does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of Avadel (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.05.            Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the ADS Price for purposes of a Make-Whole Fundamental Change or a Redemption), Avadel’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.            Ordinary Shares to Be Fully Paid. Avadel shall, and the Company shall cause Avadel to, reserve and provide, free from preemptive rights, out of Avadel’s authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a number of Ordinary Shares that corresponds to the maximum number of ADSs deliverable upon exchange of the Notes to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery of the maximum number of Additional ADSs pursuant to Section 14.03 and that at the time of computation of such number of Ordinary Shares, all such Notes would be exchanged by a single Holder and that Physical Settlement were applicable).

Section 14.07.            Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)                 In the case of:

(i)                 any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)                any consolidation, merger, scheme of arrangement, combination or similar transaction involving Avadel,

(iii)               any sale, lease or other transfer to a third party of the consolidated assets of Avadel and Avadel’s Subsidiaries substantially as an entirety, or (iv) any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company, Avadel and/or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing that, at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event. At and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any ADSs that the Company would have been required to cause to be delivered upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property for which the Notes will be exchangeable shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election or (y) if no holders of ADSs affirmatively make such an election, the types and amounts of consideration actually received by the holders of the ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS in such Merger Event and (B) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the relevant Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company, Avadel or the successor or purchasing corporation, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes as Avadel’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)                In the event that the Company or Avadel executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                 Neither the Company nor Avadel shall become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to exchange its Notes for cash, ADSs or a combination of cash and ADSs, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)                The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08.            Certain Covenants. (a) Each Issuer covenants that all ADSs delivered upon exchange of Notes, and all Ordinary Shares represented by such ADSs, shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights and from all taxes, liens and charges with respect to the issue thereof.

(b)                Avadel covenants that, if any ADSs to be provided for the purpose of exchange of Notes hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs or Ordinary Shares may be validly issued upon exchange, Avadel will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                 Avadel further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, Avadel will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon exchange of the Notes.

(d)                In accordance with the Deposit Agreement, Avadel shall issue to the ADS Custodian such Ordinary Shares required for the issuance of any ADSs upon exchange of the Notes, plus written delivery instructions (if required by the ADS Depositary or the ADS Custodian) for such ADSs and any other information or documentation required by the ADS Depositary or the ADS Custodian in connection with each issue of Ordinary Shares and issuance and delivery of ADSs. Each Issuer covenants to take all actions and obtain all approvals and registrations with respect to the exchange of the Notes for ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. The Company shall cause Avadel to take the foregoing actions in connection with any exchange of the Notes for ADSs.

(e)                 Subject to Section 14.12, Avadel shall maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Guarantee, the Notes and the Deposit Agreement upon exchange of the Notes (assuming delivery of the maximum number of Additional ADSs pursuant to Section 14.03 and that at the time of computation of such number of Ordinary Shares, all such Notes would be exchanged by a single Holder and that Physical Settlement were applicable). In addition, subject to Section 14.12, Avadel further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon exchange of Notes as set forth in the Deposit Agreement upon request.

Section 14.09.            Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue (or cause to be issued), transfer or deliver (or cause to be delivered) any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company or Avadel contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or Ordinary Shares or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10.            Notice to Holders Prior to Certain Actions. In case of any:

(a)                 action by the Company, Avadel or one of Avadel’s Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.11;

(b)                 Merger Event; or

(c)                 voluntary or involuntary dissolution, liquidation or winding-up of the Company, Avadel or any of Avadel’s Subsidiaries; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company, Avadel or one of Avadel’s Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company, Avadel or one of Avadel’s Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, Avadel or one of Avadel’s Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11.            Shareholder Rights Plans. If Avadel has a shareholder rights plan in effect upon exchange of the Notes, each ADS, if any, delivered upon such exchange shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if Avadel distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.            Termination of Depositary Receipt Program. If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by Avadel, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if such Ordinary Shares and other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs shall be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, including adjustments to the Exchange Rate, shall be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the currency exchange rate in effect on the date of determination shall apply.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01.            Intentionally Omitted.

Section 15.02.            Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, so long as the principal amount of such beneficial owner’s Notes not repurchased is at least $200,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)                Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                  in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof (provided that the principal amount of the relevant beneficial owner’s Notes not repurchased is at least $200,000); and

(iii)              that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                 On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, Avadel shall issue a press release containing the information set forth in the Fundamental Change Company Notice, which shall also be made available on Avadel’s website, and the Company shall file the press release with the Recognized Stock Exchange on which the Notes are then listed so long as the Notes are so listed on a Recognized Stock Exchange. Each Fundamental Change Company Notice shall specify:

(i)                 the events causing the Fundamental Change;

(ii)                the effective date of the Fundamental Change;

(iii)               the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)               the Fundamental Change Repurchase Price;

(v)                the Fundamental Change Repurchase Date;

(vi)               the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)              if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)             that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)               the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)                Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.            Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the principal amount of the relevant beneficial owner’s Notes not repurchased is at least $200,000);

provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.

Section 15.04.            Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) prior to the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c)                 Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.            Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a)                 comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)                file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                 otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Article 16
Redemption for Taxation Reasons

Section 16.01.          Redemption for Taxation Reasons. The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 16 or Article 17, and no sinking fund is provided for the Notes. If any Obligor has, or on the next Interest Payment Date would, become obligated to pay to any Holder Additional Amounts as a result of any change or amendment on or after the date of the Offering Memorandum (or if the applicable Relevant Jurisdiction became a Relevant Jurisdiction on a date after the date of the Offering Memorandum, such later date) in the laws or any rules or regulations of a Relevant Jurisdiction or any change or amendment on or after the date of the Offering Memorandum (or such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each, a “Change in Tax Law”), the Company may, at its option, redeem for cash all, but not part, of the Notes then outstanding (except in respect of Excluded Holders that have complied with Section 16.04) (a “Tax Redemption”) at the Redemption Price; provided that the Company may only elect a Tax Redemption if (x) the relevant Obligor cannot avoid such obligation to pay Additional Amounts by taking commercially reasonable measures available to it, and (y) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Jurisdiction attesting to such Change in Tax Law and obligation to pay Additional Amounts. Any Tax Redemption Date must be prior to May 1, 2023.

Section 16.02.           Notice of Tax Redemption. (a) In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01, it shall fix a date for Tax Redemption (each, a “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than 110 Scheduled Trading Days prior to the Tax Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Tax Redemption (a “Tax Redemption Notice”) not less than 95 nor more than 105 Scheduled Trading Days prior to the Tax Redemption Date to each Holder of Notes and the Paying Agent (the date such notice is delivered, the “Tax Redemption Notice Date”); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Tax Redemption Date to the Trustee and the Paying Agent. The Tax Redemption Date must be a Business Day. Simultaneously with providing a Tax Redemption Notice, the Company shall publish, or shall cause to be published, a notice containing the information set forth in such Tax Redemption Notice on Avadel’s website or through such other public medium as Avadel may use at that time and shall file the publication with the Recognized Stock Exchange on which the Notes are then listed so long as the Notes are so listed on a Recognized Stock Exchange. Prior to sending a Tax Redemption Notice, the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that the relevant Obligor cannot avoid the obligation to pay Additional Amounts in respect of the relevant Tax Redemption by taking commercially reasonable measures available to it and the opinion of outside legal counsel referred to in Section 16.01. The Trustee shall accept and shall be entitled to rely on such Officers’ Certificate and such opinion of outside legal counsel as sufficient evidence of the existence and satisfaction of the conditions precedent set forth in Section 16.01, in which event it shall be conclusive and binding on the Holders of the Notes.

(b)                Notwithstanding anything to the contrary in this Indenture, (i) the Company may not redeem the Notes in the case that Additional Amounts are, or as a result of a Change in Tax Law would be, payable in respect of Irish withholding tax if no Additional Amounts would be payable if the Notes were listed on a Recognized Stock Exchange on the next Interest Payment Date, (ii) no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the relevant Obligor would, but for such Tax Redemption, be obligated to make payments of Additional Amounts, and (iii) at the time any such Tax Redemption Notice is given, such obligation to pay such Additional Amounts must be in effect.

(c)                 The Tax Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice by mail or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d)                Each Tax Redemption Notice shall specify:

(i)                 the Tax Redemption Date;

(ii)                the Redemption Price;

(iii)               that on the Tax Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(iv)               the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                that Holders may surrender their Notes for exchange at any time prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price;

(vi)               the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)             that Holders have the right to elect not to have their Notes redeemed by delivering to the Paying Agent written notice to that effect prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date;

(viii)            that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein and in the Indenture;

(ix)               that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the relevant Change in Tax Law (whether upon exchange, repurchase, maturity or otherwise, and whether in cash, ADSs, Reference Property or otherwise), and all subsequent payments with respect to such Notes will be subject to the deduction or withholding of the Relevant Jurisdiction’s taxes as required by law to be deducted or withheld as a result of such Change in Tax Law;

(x)                the Exchange Rate and, if applicable, the number of Additional ADSs added to the Exchange Rate in accordance with Section 14.03; and (xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Tax Redemption Notice shall be irrevocable. In the case of a Tax Redemption, a Holder may exchange any or all of its Notes called for redemption at any time prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 16.03.            Payment of Notes Called for Tax Redemption. (a) If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Tax Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                Prior to the open of business on the Tax Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Tax Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04.            Holders’ Right to Avoid Tax Redemption.

(a)                 Notwithstanding anything to the contrary in this Article 16, upon receiving a Tax Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Obligors will not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law with respect to such Tax Redemption that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, ADSs, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price), and all subsequent payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Jurisdiction’s taxes as required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth in Section 14.03, the Obligors shall be obligated to pay Additional Amounts, if any, with respect to such exchange. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07.

(b)                Upon receiving a Tax Redemption Notice, each Holder who does not wish to have the Company redeem its Notes pursuant to this Article 16 (any such Holder, an “Excluded Holder”) must deliver to the Paying Agent a written notice of its election to avoid such Tax Redemption (the “Notice of Tax Redemption Election”) so as to be received by the Paying Agent prior to the close of business on the second Business Day immediately preceding the relevant Tax Redemption Date; provided that a Holder that complies with the requirements for exchange of its Notes as described in Article 14 prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price), shall be deemed to have validly delivered a Notice of Tax Redemption Election. A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price). If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 16.05.            Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
Optional Redemption

Section 17.01.            Optional Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in Article 16 or this Article 17, and no sinking fund is provided for the Notes. The Company, at its option, may redeem (an “Optional Redemption”) for cash all, but not part, of the Notes at the Redemption Price, if the Last Reported Sale Price of the ADSs has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides the Notice of Optional Redemption (an “Optional Redemption Notice Date”) in accordance with Section 17.02, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Optional Redemption in accordance with Section 17.02.

Section 17.02.            Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its Optional Redemption right pursuant to Section 17.01, it shall fix a date for Optional Redemption (each, an “Optional Redemption Date”) and it or, at its written request received by the Trustee not less than 110 Scheduled Trading Days prior to the Optional Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption (a “Notice of Optional Redemption”) not less than 95 nor more than 105 Scheduled Trading Days prior to the Optional Redemption Date to each Holder of Notes and the Paying Agent; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Optional Redemption Date to the Trustee and the Paying Agent; provided further that if, in accordance with the provisions described in Section 14.02(a)(iii), the Company elects through delivery of a Settlement Notice to settle all conversions of Notes with a Conversion Date that occurs after the date of issuance of an Optional Redemption Notice and prior to the close of business on the second Business Day immediately preceding the related Redemption Date, by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day not less than 15 calendar days nor more than 105 Scheduled Trading Days after the date the Company sends such Notice of Optional Redemption to each Holder so to be redeemed as a whole or in part. The Optional Redemption Date must be a Business Day, and the Company shall not specify an Optional Redemption Date that falls on or after the 86th Scheduled Trading Day immediately preceding the Maturity Date. Simultaneously with providing a Notice of Optional Redemption, the Company shall publish, or shall cause to be published, a notice containing the information set forth in such Notice of Optional Redemption on Avadel’s website or through such other public medium as Avadel may use at that time and shall file the publication with the Recognized Stock Exchange on which the Notes are then listed so long as the Notes are so listed on a Recognized Stock Exchange.

(b)                The Notice of Optional Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Optional Redemption by mail or any defect in the Notice of Optional Redemption to the Holder of any Note designated for Optional Redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

(c)                 Each Notice of Optional Redemption shall specify:

(i)                the Optional Redemption Date;

(ii)               the Redemption Price;

(iii)              that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;

(iv)             the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)              that Holders may surrender their Notes for exchange at any time prior to the close of business on the second Business Day immediately preceding the Optional Redemption Date or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price;

(vi)               the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)             the Exchange Rate and, if applicable, the number of Additional ADSs added to the Exchange Rate in accordance with Section 14.03; and

(viii)           the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Notice of Optional Redemption shall be irrevocable. In the case of an Optional Redemption, a Holder may exchange any or all of its Notes called for redemption at any time prior to the close of business on the second Business Day immediately preceding the Optional Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price.

Section 17.03.          Payment of Notes Called for Optional Redemption. (a) If any Notice of Optional Redemption has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the Optional Redemption Date at the place or places stated in the Notice of Optional Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Optional Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                Prior to the open of business on the Optional Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Optional Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Optional Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 17.04.          Restrictions on Optional Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 18
Miscellaneous Provisions

Section 18.01.          Provisions Binding on Issuers’ Successors. All the covenants, stipulations, promises and agreements of each Issuer contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02.          Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or Avadel shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or Avadel, as the case may be.

Section 18.03.          Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or Avadel shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or Avadel with the Trustee) to Avadel Finance Cayman Limited and Avadel Pharmaceuticals plc, 16640 Chesterfield Grove Rd, Suite 200, Chesterfield, MO 63005, Attention: Chief Financial Officer, with a copy to 16640 Chesterfield Grove Rd, Suite 200, Chesterfield, MO 63005, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 18.04.          Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE OR ANY NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Each Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Guarantee or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the Guarantee or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05.          Service of Process. Each Issuer hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Ste. 210, New York, NY 10036 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such Issuer by the person serving the same to:

Avadel Finance Cayman Limited and Avadel Pharmaceuticals plc

16640 Chesterfield Grove Rd

Suite 200

Chesterfield, MO 63005

Attention: General Counsel

shall be deemed in every respect effective service of process upon such Issuer in any such suit or proceeding. Each Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Issuers shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against an Issuer in any other court of competent jurisdiction. To the extent that an Issuer has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each Issuer irrevocably waives such immunity in respect of its obligations hereunder, under the Guarantee or under any Note.

Section 18.06.          Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company or Avadel to the Trustee to take any action under any of the provisions of this Indenture, the Company or Avadel, as applicable, shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company or Avadel in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 18.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company or Avadel hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 18.07.          Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 18.08.          No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.09.          Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.10.          Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.11.          Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                                              ,

as Authenticating Agent, certifies that this is one of the

Notes described

in the within-named Indenture.

By:
Authorized Officer

Section 18.12.          Execution in Counterparts; Electronic Signatures. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “.pdf,” “.tif” or “.jpg” format) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Company Order, Officers’ Certificate, Opinion of Counsel, Notes, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, and (b) all references in Section 2.02 or elsewhere in the Indenture to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

Section 18.13.          Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.14.          Waiver of Jury Trial. EACH OF THE COMPANY, AVADEL AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 18.15.          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company and Avadel with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Company and Avadel, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Company and/or Avadel, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Person.

Section 18.16.          Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.17.          Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the ADS Price, the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee, Registrar, Exchange Agent or ADS Depositary have any responsibility for any calculations called for under the Notes.

Section 18.18.          USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AVADEL FINANCE CAYMAN LIMITED,
as the Company

By:	/s/ Micah Richardson
Name:	Micah Richardson
Title:	President

AVADEL PHARMACEUTICALS PLC,
as guarantor

By:	/s/ Thomas S. McHugh
Name:	Thomas S. McHugh
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVADEL FINANCE CAYMAN LIMITED (THE “COMPANY”) OR AVADEL PHARMACEUTICALS PLC (“AVADEL”), AND

(2)       AGREES FOR THE BENEFIT OF THE COMPANY AND AVADEL THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO AVADEL OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY),

(B)       PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, AVADEL, THE TRUSTEE AND THE ADS DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVADEL FINANCE CAYMAN LIMITED OR AVADEL PHARMACEUTICALS PLC OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVADEL FINANCE CAYMAN LIMITED OR AVADEL PHARMACEUTICALS PLC DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

1 For the avoidance of doubt, Notes issued in exchange for notes of the Company previously issued in CUSIP 05337YAA6 or CUSIP 05337YAB4 pursuant to the Exchange Agreements are not Restricted Securities and shall not bear this “Restricted Security”.

AVADEL FINANCE CAYMAN LIMITED

4.50% Exchangeable Senior Note due 2023

No. [_____]	[Initially][2] $[_________]

CUSIP No. [_________]3

AVADEL FINANCE CAYMAN LIMITED, a Cayman Islands exempted company limited by shares (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [_______]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[_______]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $117,375,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on October 2, 2023, and interest thereon as set forth below. The Notes will be fully and unconditionally guaranteed by Avadel Pharmaceuticals plc, a public limited company incorporated under the laws of the Republic of Ireland (“Avadel”), on a senior unsecured basis, in accordance with the provisions of Article 13 of the Indenture.

This Note shall bear interest at the rate of 4.50% per year from April 4, 2022, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 2, 2023. Interest is payable semi-annually in arrears on each April 2 and October 2, commencing on October 2, 2022, to Holders of record at the close of business on the preceding March 16 and September 16 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note for cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

2 Include if a global note.

3 For the avoidance of doubt, Notes issued in exchange for notes of the Company previously issued in CUSIP 05337YAA6 or CUSIP 05337YAB4 pursuant to the Exchange Agreements are not Restricted Securities and shall be identified by an unrestricted CUSIP No.

4 Include if a global note.

5 Include if a physical note.

6 Include if a global note.

7 Include if a physical note.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

AVADEL FINANCE CAYMAN LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

AVADEL FINANCE CAYMAN LIMITED
4.50% Exchangeable Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.50% Exchangeable Senior Notes due 2023 (the “Notes”), limited to the aggregate principal amount of $117,375,000 all issued or to be issued under and pursuant to an Indenture dated as of April 4, 2022 (the “Indenture”), among the Company, Avadel and The Bank of New York Mellon (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, Avadel and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by any Obligor, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price), payments of interest and deliveries of cash and/or ADSs or other Reference Property upon exchange of the Notes to ensure that the net payment by such Obligor, after any applicable withholding or deduction will not be less than the amount provided for in the Indenture to be then due and payable under the Notes had no such withholding or deduction been made.

The Indenture contains provisions permitting the Company, Avadel and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any U.S. transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

A-1

The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price (provided that the principal amount of such beneficial owner’s Notes not repurchased is at least $200,000).

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof (provided that the principal amount of such beneficial owner’s Notes not exchanged is at least $200,000), for cash, ADSs or a combination of cash and ADSs, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

A-2

SCHEDULE A8

SCHEDULE OF EXCHANGES OF NOTES

AVADEL FINANCE CAYMAN LIMITED
4.50% Exchangeable Senior Notes due 2023

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

8 Include if a global note

A-3

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

AVADEL FINANCE CAYMAN LIMITED

4.50% Exchangeable Senior Notes due 2023

To:	Avadel Finance Cayman Limited
Avadel Pharmaceuticals plc
16640 Chesterfield Grove Rd
Suite 200
Chesterfield, MO 63005
Attention: General Counsel

The Bank of New York Mellon, as ADS Depositary
The Bank of New York Mellon, as Exchange Agent
101 Barclay St., Floor 7E
New York, New York 10286
Fax: (212) 815-5603

The undersigned registered Holder of this Note hereby irrevocably exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof, so long as the principal amount of the Notes of the beneficial owner hereof not exchanged is at least $200,000) below designated, for cash, ADSs or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs deliverable upon such exchange, together with any cash for any fractional ADS, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below, all in accordance with the terms of the Indenture referred to in this Note, and directs the deposit of Ordinary Shares for delivery of any ADSs pursuant to the Deposit Agreement. Any amount required to be paid by the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Avadel has agreed to pay to the ADS Depositary any fee, costs and expenses required to be paid in connection with the deposit of any Ordinary Shares upon exchanges of Notes and the delivery of ADSs pursuant to the Deposit Agreement. However, if any ADSs or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.

[The undersigned certifies as follows:

1.       The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the ordinary shares represented by the securities received upon exchange of this Note have not been and are not expected to be registered under the Securities Act.

2.       The undersigned certifies that (a) it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers, (b) it (or each of those accounts) is not an Affiliate of the Company or Avadel and (c) it is (or that account is or those accounts are, together) the sole beneficial owner(s) of the Restricted Securities to be received upon exchange of this Note.

1

3.       The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the ADS Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Securities (or securities represented by such Restricted Securities) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]9

In the case of Physical Notes, the certificate numbers of the Notes to be exchanged are as set forth below: __________________________

Dated:

Your signature:
Signature
Signature Guarantee

Signature(s) must be guaranteed by an “eligible guarantor institution” (banks, stock brokers, savings and loan associations) with membership in an approved signature guarantee medallion program pursuant to U.S. Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder.
Fill in for registration of ADSs if to be issued, and Notes if to be delivered, otherwise than to the registered Holder.
Name
Address
Please Print name and address
(including zip code number)
SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER
Principal amount to be exchanged (if less than all):
U.S.$______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer
Identification Number

9 Include bracketed language if the Note being exchanged is a Restricted Security.

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

AVADEL FINANCE CAYMAN LIMITED
4.50% Exchangeable Senior Notes due 2023

To:	The Bank of New York Mellon
101 Barclay Street, Floor 7E
New York, New York 10286
Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Avadel Finance Cayman Limited (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof, so long as the principal amount of the Notes of the beneficial owner hereof not repurchased is at least $200,000) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To Avadel Pharmaceuticals plc or a subsidiary thereof (including Avadel Finance Cayman Limited);

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended;

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1